Exhibit 99.1

Source: Exela Technologies, Inc.

May 11, 2023 09:02 ET

Exela Technologies, Inc. Reports First Quarter 2023 Results

First Quarter Highlights

•	Revenue of $273.6 million, down 2.1% year-over-year (0.9% on a constant currency basis)
•	Net loss of $45.4 million
•	Gross profit(1) of $57.2M, up $9M sequentially and gross margin improved to 20.9%
•	Adjusted EBITDA of $34.7M
•	$64.9M new TCV and renewal of $43.3M TCV reflect strength of award-winning best-in-class solutions and services
•	Value enhancing initiatives: Project Neon, XBP Europe and Recapitalization of Debt progressing
•	Results of the Special Meeting of Shareholders to be announced by May 12, 2023

Conference call scheduled for May 11, 2023 at 9:00 AM ET

IRVING, Texas, May 11, 2023 (GLOBE NEWSWIRE) -- Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA, XELAP), a global business process automation (“BPA”) leader, announced today its financial results for first quarter ended March 31, 2023.

“Our financial results demonstrate improvement in some financial metrics. However, we continue to stay focused on further improvements in business performance and financial flexibility,” said Par Chadha Executive Chairman of Exela.

First Quarter Highlights

•	Revenue: Revenue for Q1 2023 was $273.6 million, a decline of 2.1% compared to $279.4 million in Q1 2022.
•	Revenue for the Information and Transaction Processing Solutions (“ITPS”) segment was $193.7 million, a decline of 5.5% year-over-year, primarily due to $3.2 million of currency translation from a strong dollar, transition revenue(2) and other customer losses.
•	Healthcare Solutions revenue was $63.0 million, an increase of 11.3% year-over-year, led by higher volumes from our existing healthcare customers.
•	Legal and Loss Prevention Services revenue was $16.9 million, a decrease of 20.4% year-over-year due to lower project based engagements.

•	Operating income/(loss): Operating loss for Q1 2023 was $6.9 million, compared with operating loss of $7.3 million in Q1 2022. The $0.4 million year over year improvement in operating loss of was due to higher gross profit and lower depreciation and amortization offset by higher selling, general and administrative expenses and related party expense.

•	Net Loss: Net loss for Q1 2023 was $47.5 million, compared with a net loss of $57.9 million in Q1 2022.
•	EBITDA(3): EBITDA for Q1 2023 was $18.0 million compared to $3.5 million in Q1 2022. EBITDA margin for Q1 2023 was 6.6% compared to 1.3% in Q1 2022.
•	Adjusted EBITDA(4): Adjusted EBITDA for Q1 2023 was $34.7 million, a decrease of 4% compared to $36.1 million in Q1 2022. Adjusted EBITDA margin for Q1 2023 was 12.7%, a decrease of 25 basis points from 12.9% in Q1 2022.

Capital Expenditures: Capital expenditures for Q1 2023 were 1.1% of revenue compared to 3.1% of revenue in Q1 2022

Below are the notes referenced above:
(1)	Gross Profit is defined as revenue less cost of revenue excluding depreciation and amortization
(2)	Transition revenue is attributable to exiting contracts and statements of work with certain customers that we believe was unpredictable, non-recurring and were not a strategic fit to Company’s long-term success or unlikely to achieve the Company’s long-term target margins.
(3)	EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release.
(4)	Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its first quarter 2023 financial results at 9:00 AM ET on May 11, 2023. To access this call, dial 833-255-2831 or +1-412-902-6724 (international). The password for the call is “Exela Earnings Call”.

Shortly after the conclusion of the call, a replay will be available through May 18, 2023 at 877-344-7529 or +1-412-317-0088 (international). The replay passcode is 8980704. A replay will also be archived on the Exela investor relations website at http://investors.exelatech.com.

Exela invites all investors to ask questions that they would like addressed on the conference call. We ask investors to submit questions via email to IR@exelatech.com.

A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

About Exela

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. Utilizing foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry, departmental solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 15,000 employees operating in 21 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Find out more at www.exelatech.com

To automatically receive Exela financial news by e-mail, please visit the Exela Investor Relations website, http://investors.exelatech.com/, and subscribe to E-mail Alerts.

About Non-GAAP Financial Measures: This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the “Novitex Business Combination”) and capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Novitex Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team.  Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Novitex Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation the network outage described in this press release and those discussed under the heading “Risk Factors” in our Annual Report and in subsequent filings with the U.S. Securities and Exchange Commission (“SEC”). In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

For more Exela news, commentary, and industry perspectives, visit:

Website: https://investors.exelatech.com/

Twitter: @ExelaTech

LinkedIn: /exela-technologies

Facebook: @exelatechnologies

Instagram: @exelatechnologies

The information posted on the Company's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company's website and its social media accounts in addition to the Company's press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:
Vincent Kondaveeti
E: vincent.kondaveeti@exelatech.com

Mary Beth Benjamin
E: IR@exelatech.com

Source: Exela Technologies, Inc.

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of March 31, 2023 and December 31, 2022

(in thousands of United States dollars except share and per share amounts)

	March 31,	December 31,
	2023	2022
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$9,908	$15,073
Restricted cash	40,911	29,994
Accounts receivable, net of allowance for credit losses of $8,263 and $6,402, respectively	99,322	101,616
Related party receivables and prepaid expenses	741	759
Inventories, net	16,913	16,848
Prepaid expenses and other current assets	28,020	26,206
Total current assets	195,815	190,496
Property, plant and equipment, net of accumulated depreciation of $213,178 and $207,520, respectively	68,518	71,694
Operating lease right-of-use assets, net	40,109	40,734
Goodwill	186,877	186,802
Intangible assets, net	191,121	200,982
Deferred income tax assets	1,578	1,483
Other noncurrent assets	29,084	29,721
Total assets	$713,102	$721,912

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable	$72,047	$79,249
Related party payables	2,548	2,473
Income tax payable	421	2,045
Accrued liabilities	63,459	61,340
Accrued compensation and benefits	51,134	54,143
Accrued interest	31,629	60,901
Customer deposits	19,090	16,955
Deferred revenue	18,278	16,405
Obligation for claim payment	58,413	44,380
Current portion of finance lease liabilities	5,167	5,485
Current portion of operating lease liabilities	11,373	11,867
Current portion of long-term debts	136,696	154,802
Total current liabilities	470,255	510,045
Long-term debt, net of current maturities	953,432	942,035
Finance lease liabilities, net of current portion	9,055	9,448
Pension liabilities, net	17,098	16,917
Deferred income tax liabilities	11,702	11,180
Long-term income tax liabilities	2,809	2,742
Operating lease liabilities, net of current portion	30,663	31,030
Other long-term liabilities	6,168	6,104
Total liabilities	1,501,182	1,529,501
Commitments and Contingencies (Note 8)
Stockholders' equity (deficit)
Common Stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 1,274,326,639 shares issued and 1,274,204,054 shares outstanding at March 31, 2023 and 278,777,820 shares issued and 278,655,235 shares outstanding at December 31, 2022	261	162
Preferred stock, $0.0001 par value per share, 20,000,000 shares authorized at March 31, 2023 and December 31, 2022, respectively
Series A Preferred Stock, 2,778,111 shares issued and outstanding at March 31, 2023 and December 31, 2022	1	1
Series B Preferred Stock, 3,029,900 shares issued and outstanding at March 31, 2023 and December 31, 2022	-	-
Additional paid in capital	1,169,548	1,102,619
Less: Common Stock held in treasury, at cost; 122,585 shares at March 31, 2023 and December 31, 2022	(10,949)	(10,949)
Equity-based compensation	57,069	56,958
Accumulated deficit	(1,993,445)	(1,948,009)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(6,893)	(4,788)
Unrealized pension actuarial losses, net of tax	(3,672)	(3,583)
Total accumulated other comprehensive loss	(10,565)	(8,371)
Total stockholders' deficit	(788,080)	(807,589)
Total liabilities and stockholders' deficit	$713,102	$721,912

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three months ended March 31, 2023 and 2022

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$273,620	$279,398
Cost of revenue (exclusive of depreciation and amortization)	216,467	223,504
Selling, general and administrative expenses (exclusive of depreciation and amortization)	44,381	43,040
Depreciation and amortization	16,560	18,212
Related party expense	3,112	1,987
Operating profit (loss)	(6,900)	(7,345)
Other expense (income), net:
Interest expense, net	44,180	39,760
Debt modification and extinguishment costs (gain), net	(8,773)	884
Sundry expense, net	748	307
Other expense (income), net	(282)	6,159
Net loss before income taxes	(42,773)	(54,455)
Income tax expense	(2,663)	(2,501)
Net loss	$(45,436)	$(56,956)
Cumulative dividends for Series A Preferred Stock	(954)	(864)
Cumulative dividends for Series B Preferred Stock	(1,153)	(75)
Net loss attributable to common stockholders	$(47,543)	$(57,895)
Loss per share:
Basic and diluted	$(0.05)	$(3.37)

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

For the three months ended March 31, 2023 and 2022

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(45,436)	$(56,956)
Adjustments to reconcile net loss
Depreciation and amortization	16,560	18,212
Original issue discount and debt issuance cost amortization	7,456	3,531
Debt modification and extinguishment costs (gain), net	(9,760)	196
Credit loss expense	1,983	61
Deferred income tax provision	521	635
Share-based compensation expense	111	308
Unrealized foreign currency losses (gain)	238	(180)
Loss (Gain) on sale of assets	88	(41)
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	950	(6,146)
Prepaid expenses and other assets	(1,494)	(8,858)
Accounts payable and accrued liabilities	(24,232)	5,345
Related party payables	94	(12)
Additions to outsource contract costs	(116)	(140)
Net cash used in operating activities	(53,037)	(44,045)
Cash flows from investing activities
Purchase of property, plant and equipment	(1,888)	(7,728)
Additions to patents	-	(25)
Additions to internally developed software	(1,014)	(829)
Proceeds from sale of assets	-	175
Net cash used in investing activities	(2,902)	(8,407)
Cash flows from financing activities
Proceeds from issuance of Common Stock from at the market offerings	69,260	119,196
Cash paid for equity issuance costs from at the market offerings	(2,232)	(4,664)
Borrowings under factoring arrangement and Securitization Facility	31,985	35,837
Principal repayment on borrowings under factoring arrangement and Securitization Facility	(31,325)	(34,144)
Cash paid for withholding taxes on vested RSUs	-	(195)
Lease terminations	-	(15)
Cash paid for debt issuance costs	(6,308)	(5,615)
Principal payments on finance lease obligations	(1,137)	(1,516)
Borrowings from senior secured revolving facility and BRCC revolver	9,600	-
Repayments on senior secured revolving facility	-	(49,477)
Proceeds from issuance of 2026 Notes	-	55,364
Borrowings from other loans	12,152	1,865
Cash paid for debt repurchases	(3,633)	-
Proceeds from Second Lien Note	31,500	-
Repayment of BRCC term loan	(34,204)	(22,675)
Principal repayments on senior secured term loans and other loans	(14,107)	(7,544)
Net cash provided by financing activities	61,551	86,417
Effect of exchange rates on cash	140	(50)
Net increase in cash and cash equivalents	5,752	33,915
Cash, restricted cash, and cash equivalents
Beginning of period	45,067	48,060
End of period	$50,819	$81,975
Supplemental cash flow data:
Income tax payments, net of refunds received	$1,147	$1,486
Interest paid	65,300	9,941
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	405	50
Accrued capital expenditures	1,945	1,483

Exela Technologies
Schedule 1: First Quarter 2023 vs. Fourth Quarter 2022
Financial Performance

$ in million	Q1-2023	Q1-2022	Increase (Decrease) YoY ($ mn)	Increase (Decrease) YoY ()%		Q4-2022	Increase (Decrease) QoQ ($ mn)	Increase (Decrease) QoQ ()%
Information and Transaction Processing Solutions	$193.7	$205.0	$(11.3)	(5.5)%		$184.8	$8.9	4.8%
Healthcare Solutions	63.0	56.6	6.4	11.3%		65.3	(2.3)	(3.5)%
Legal and Loss Prevention Services	16.9	17.8	(0.9)	(5.1)%		16.8	0.1	0.6%
Total Revenue	$273.6	$279.4	$(5.8)	-2.1%		$267.0	$6.7	2.5%

Gross profit	57.2	55.9	1.3	2.3%		48.1	9.1	18.8%
Gross profit margin	20.9%	20.0%	0.9%	88	bps	18.0%	2.9%	287	bps

SG&A	44.4	43.0	1.3	3.1%		38.9	5.5	14.0%

Operating (loss) income	(6.9)	(7.3)	0.4	(6.1)%		(153.1)	146.2	(95.5)%
Operating margin	(2.5)%	(2.6)%	0.1%	11	bps	(57.3)%	54.8%	5481	bps

Net income (loss)	(45.4)	(57.0)	11.5	(20.2)%		(194.1)	148.7	(76.6)%
Net income margin	(16.6)%	(20.4)%	3.8%	378	bps	(72.7)%	56.1%	5612	bps

EBITDA	18.0	3.5	14.5	410.9%		(135.8)	153.8	(113.2)%
EBITDA Margin	6.6%	1.3%	5.3%	531	bps	(50.9)%	57.4%	5745	bps

Adjusted EBITDA	$34.7	$36.1	$(1.4)	-4.0%		$35.5	$(0.8)	-2.2%
Adjusted EBITDA margin	12.7%	12.9%	(0.3)%	-25	bps	13.3%	(0.6)%	-61	bps

Exela Technologies
Schedule 2: Reconciliation of Adjusted EBITDA and constant currency revenues

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

Non-GAAP constant currency revenue reconciliation

	Three months ended
($ in millions)	31-Mar-23	31-Mar-22	31-Dec-22
Revenues, as reported (GAAP)	$273.6	$279.4	$267.0
Foreign currency exchange impact (1)	3.2		5.9
Revenues, at constant currency (Non-GAAP)	$276.8	$279.4	$272.9

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months ended March 31, 2022, to the revenues during the corresponding period in 2023.

Reconciliation of Adjusted EBITDA

	Three months ended
($ in millions)	31-Mar-23	31-Mar-22	31-Dec-22
Net loss (GAAP)	$(45.4)	$(57.0)	$(194.1)
Interest expense	44.2	39.8	41.9
Taxes	2.7	2.5	(1.5)
Depreciation and amortization	16.6	18.2	17.9
EBITDA (Non-GAAP)	$18.0	$3.5	$(135.8)
Transaction and integration costs	5.2	3.7	2.1
Gain / loss on derivative instruments	(0.1)	(0.0)	-
Other Charges / (gains)	5.5	22.1	163.5
Sub-Total (Adj. EBITDA before O&R)	$28.5	$29.3	$29.8
Optimization and restructuring expenses	6.2	6.8	5.7
Adjusted EBITDA (Non-GAAP)	$34.7	$36.1	$35.5

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months ended March 31, 2022, to the revenues during the corresponding period in 2023.